UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2010

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 27, 2010, Qwest Communications International Inc. (the “Company”) announced the expiration and final results of the Company’s previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 3.50% Convertible Senior Notes due 2025 (the “Convertible Notes”).

The Offer expired at 5:00 p.m., New York City time, on Thursday, August 26, 2010.

As of the expiration of the Offer, approximately $147 million aggregate principal amount of Convertible Notes, representing approximately 11.6% of the aggregate outstanding principal amount of Convertible Notes, were validly tendered and not validly withdrawn. The Company accepted for purchase all Convertible Notes that were validly tendered and not validly withdrawn.

As previously announced by the Company, the final purchase price per $1,000 principal amount of Convertible Notes was $1,170.00. On August 27, 2010, the Company settled the Offer and paid an aggregate of approximately $174 million, including accrued and unpaid interest to, but excluding, the settlement date, to purchase all Convertible Notes that were validly tendered and not validly withdrawn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: August 27, 2010	By:	/s/ STEPHEN E. BRILZ
Name: Stephen E. Brilz
Title: Assistant Secretary